Exhibit 99.1


FOR IMMEDIATE RELEASE

For Further Information:

Howard N. Feist
Chief Financial Officer
(609) 584-3586



             CONGOLEUM CORPORATION PROVIDES UPDATE ON REORGANIZATION


MERCERVILLE, NJ, JULY 25, 2005 - Congoleum Corporation (AMEX:CGM) announced today that it has filed a modified plan of reorganization and disclosure statement with the Bankruptcy Court to incorporate certain technical modifications to the plan filed in June. A hearing to consider approval of the disclosure statement is scheduled for July 28, 2005, after which Congoleum expects to commence soliciting acceptances from certain claimant creditors affected by these modifications.

Congoleum also recently requested Bankruptcy Court approval for a settlement agreement with certain underwriters at Lloyd's, London. This agreement, if approved, will bring total insurance settlements to date to $139 million. A hearing has been scheduled for August 8, 2005 for the Bankruptcy Court to consider approving the settlement. Under the terms of the settlement, the certain underwriters will pay $19,950,000 into an escrow account. The escrow agent will transfer the funds to the trust for asbestos claimants to be formed by Congoleum's plan once the plan goes effective and the Court approves the payment.

Congoleum expects to book a charge of $15.5 million as part of its second quarter results to increase its reserves to the levels that the Company now anticipates will now be needed to complete confirmation of this latest plan.

Roger S. Marcus, Chairman of the Board, commented, "We are very pleased to be moving ahead with the new plan. Based on the expected timing of the remaining steps, we are optimistic that we could emerge from bankruptcy sometime in the first quarter of 2006."

Mr. Marcus continued "Unfortunately, the insurers' opposition to virtually every single step we have taken to date has prolonged the process and greatly inflated the cost of an already expensive undertaking. Our second quarter results will be negatively affected by the expense of these delays and the intense litigation underway. On a positive note, the progress we are making with insurance settlements is encouraging. Not only is this latest agreement a favorable development, but we are also seeing momentum build in other negotiations. I am optimistic about further settlements in the near future, adding to the significant assets already available for current and future claimants when our plan is confirmed. With each settlement we face one less adversary in putting this all behind us."
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Copies of the modified plan of reorganization and disclosure statement will be filed by Congoleum with the Securities and Exchange Commission as exhibits to a Form 8-K. They will also be available on the investor relations section of Congoleum's website at www.congoleum.com.

On December 31, 2003, Congoleum Corporation filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Congoleum Corporation is a leading manufacturer of resilient flooring, serving both residential and commercial markets. Its sheet, tile and plank products are available in a wide variety of designs and colors, and are used in remodeling, manufactured housing, new construction and commercial applications. The Congoleum brand name is recognized and trusted by consumers as representing a company that has been supplying attractive and durable flooring products for over a century. Congoleum is a 55% owned subsidiary of American Biltrite Inc. (AMEX: ABL).

The above news release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this release, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements. Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this press release speak only as of the date of such statement. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments and availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for asbestos-related claims and other costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (ii) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (iii) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (iv) the response from time-to-time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (v) Congoleum's ability to maintain debtor-in-possession financing

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sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and exit financing sufficient to provide it with funding for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (vi) timely obtaining sufficient creditor and court approval of any reorganization plan pursued by Congoleum, (vii) compliance with the United States Bankruptcy Code, including Section 524(g), (viii) developments in, and the outcome of, insurance litigation pending in New Jersey state court, (ix) developments in, and the outcome of, proposed federal legislation that, if adopted, would establish a national trust to provide compensation to victims of asbestos-related injuries that would be funded by assessments against companies with asbestos-related liabilities such as Congoleum, (x) increases in raw material prices, (xi) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xii) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xiii) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq, (xiv) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xv) product warranty costs, and (xvi) changes in distributors of Congoleum's products. In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of its plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2004 and subsequent filings made by Congoleum with the Securities and Exchange Commission.